Exhibit 3.141

CODE OF REGULATIONS

OF

NEW ALBERTSON’S. INC.

ARTICLE I.

OFFICES

Section 1.01. Registered Office. The registered office of New Albertson’s, Inc. (the “Corporation”) shall be fixed in the Articles of Incorporation of the Corporation.

Section 1.02. Other Offices. The Corporation may also have such offices, within or without the State of Ohio as the Board of Directors shall from time to time determine or as the business of the Corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.01. Place and Time of Meetings. Meetings of the shareholders may be held at any place, within or without the State of Ohio, designated by the Board of Directors and, in the absence of such designation, shall be held at the office of the Corporation in the State of Minnesota. The Directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o’clock a.m. The Board of Directors may, in its sole discretion, determine that any meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 1701.40(C) of the Ohio Revised Code (the “ORC”).

Section 2.02. Annual Meetings. The first annual meeting of the shareholders shall be held on a day designated by the Board of Directors, which shall be not more than sixteen (16) months after the date of incorporation. If the Board of Directors fails to determine the time, date and place for the annual meeting and the shareholders have not elected directors by written or electronic transmission of consent as permitted by law, the annual meeting, beginning in the year after the date of incorporation and subject to the power of the shareholders to change the date, shall be held on the same day as the first annual meeting of the shareholders, or if that day shall fall upon a legal holiday, on the next succeeding business day or such other day designated by the Board of Directors; provided, that if the Board of Directors do not designate a date for the annual meeting of the shareholders, unless the shareholders act by written action pursuant to Section 2.09 below, then the meeting shall be held on the first Monday of the fourth month following the close of each fiscal year, or if that day shall fall upon a legal holiday, on the next succeeding business day.

Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, by the Board of Directors by action at a meeting, by a majority of the members of the Board of Directors acting without a meeting, or by the holders of shares entitling them to exercise twenty-five (25%) of the voting power of the Corporation entitled to vote thereat. Notice of each special meeting shall be given in accordance with Section 2.07 of the Code of Regulations. Unless otherwise permitted by law, business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 2.04. Quorum, Adjourned Meetings. Unless otherwise required by law or the Articles of Incorporation, the holders of a majority of the shares outstanding and entitled to vote at any meeting, present in person, by proxy or by or by the use of communications equipment at any meeting of shareholders, shall constitute a quorum for the transaction of business at any annual or special meeting; provided, however, that no action required by law or the Articles of Incorporation or the Code of Regulations to be authorized or taken by the holders of a designed proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.05. Voting. At each meeting of the shareholders at which a quorum is present in person, by proxy or by the use of communications equipment, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation provides otherwise, shall have one vote for each share having voting power registered in his name on the books of the Corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or the Code of Regulations.

Section 2.06. Closing of Books. The Board of Directors may fix a record date for any lawful purpose not more than sixty (60) days preceding the date of any meeting of shareholders, as a date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or exercise of rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

Section 2.07. Notice of Meetings. There shall be mailed to, or transmitted electronically to, each shareholder shown by the books of the Corporation to be a holder of record voting shares, at his address as shown by the books of the Corporation, a notice setting out the time and place of each annual meeting and each special meeting. Except as otherwise provided by law, the Articles of Incorporation or these Code of Regulations, such notice shall be mailed or transmitted electronically not less than 7 days nor more than 60 days before the date of any such meeting. If mailed, notice to shareholders shall be deemed given when deposited in the mail, postage prepaid. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the call.

Section 2.08. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at, or after such meeting in a writing signed by each shareholder or representative thereof entitled to vote the shares so represented. A shareholder, by his attendance and participation in the action taken at any meeting of the shareholders, shall be deemed to have waived notice of such meeting.

Section 2.09. Written Action. Unless otherwise restricted by the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares who would be entitled to notice of a meeting of the shareholders held for such purpose and shall be delivered to the Corporation by delivery to its registered office in Ohio, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III.

DIRECTORS

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Articles of Incorporation or the Code of Regulations.

Section 3.02. Number, Qualification and Term of Office. The number of Directors of the Corporation shall be no less than one (1), the exact number to be determined from time to time by resolution of the Board of Directors. Directors need not be shareholders. Each of the Directors shall hold office until the annual meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until his or her earlier death, resignation, disqualification or removal.

Section 3.03. Annual Meeting. As soon as practicable after each annual election of Directors, unless the Board of Directors act by written action pursuant to Section 3.13 below, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Ohio as may be designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as shall come before the meeting.

Section 3.04. Regular Meetings. Regular meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Ohio as may be fixed by resolution adopted by a majority of the whole Board of Directors or as determined by written or electronic transmission of consent.

Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by a majority of the Directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.06. Notice of Meetings. Notice of the time and place of each annual, regular or special meeting of the Board of Directors shall be given by the Secretary who shall give at least forty-eight (48) hours’ notice thereof to each Director by mail, telephone, telegram, electronic transmission or in person. Such notice need not specify the purpose or purposes of the meeting.

Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at or after such meeting in writing signed by each Director. A Director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

Section 3.08. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.09. Vacancies; Newly Created Directorships. Unless otherwise provided by law or in the Articles of Incorporation, vacancies occurring in any directorship and newly created directorships may be filled by a majority vote of the remaining directors then in office. Any director so chosen shall hold office for the unexpired term of his or her predecessor in the case of a director elected to fill a vacancy, until the next annual meeting of shareholders in the case of a director elected to fill a newly created directorship, and in each case until his or her successor shall be elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 3.10. Removal. The entire Board of Directors or any individual Director may be removed from office, with or without cause at any time, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of Directors.

Section 3.11. Executive Committee. The Board of Directors may, by resolution, establish an Executive Committee consisting of one or more Directors. Such Committee may meet at stated times or on notice to all given by any of their own number. During the intervals between meetings of the Board of Directors, such Committee shall advise and aid the officers of the Corporation in all matters concerning the business and affairs of the Corporation and, generally, perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may, by resolution, delegate to such Committee authority to exercise all the powers of the Board of Directors, except such committee shall not have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of Directors) expressly required by the ORC to be submitted to shareholders for approval or (b) adopting, amending or repealing any bylaw/regulation of the Corporation. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 3.12. Other Committees. The Board of Directors may establish other committees from time to time making such regulations, as it deems advisable, with respect to the membership, authority and procedures of such committees.

Section 3.13. Written Action. Unless otherwise restricted by law or by the Articles of Incorporation, any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing and signed by the number of Directors that would be required to take the same action at a meeting of the Board of Directors at which all Directors were present. Any action which may be taken at a meeting of any duly constituted committee of the Board of Directors may be taken without a meeting if done in writing and signed by all of the committee members.

Section 3.14. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication equipment whereby all persons participating in the meeting can hear and communicate to each other. For the purpose of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting.

Section 3.15. Compensation. Directors shall receive no compensation for attendance at Board meetings except as may be determined from time to time by vote of the shareholders. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving this Corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV.

OFFICERS

Section 4.01. Number. The officers of the Corporation shall consist of a Chairman of the Board (if one is elected by the Board); the President, who shall be the chief executive officer of the Corporation; one or more Vice Presidents (if desired by the Board); a Secretary; a Treasurer, and such other officers and agents as may from time to time be elected by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.

Section 4.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer, and such other officers and agents as may be deemed advisable. Such officers shall hold office until the next annual meeting of the Directors and until their successors are elected and qualify or until his or her earlier resignation or removal.

Section 4.03. Removal and Vacancies. Any officer may be removed from his office at any time by the Board of Directors, with or without cause. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

Section 4.05. President. The President shall be the Chief Executive Officer and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision of the Board of Directors. In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, he or she shall preside at all meetings of the shareholders and Board of Directors. He or she shall perform such other duties as prescribed from time to time by the Board of Directors or the Code of Regulations.

Section 4.06. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, a Senior Vice President or a Group Vice President, shall have such powers and shall perform such duties as may be specified in the Code of Regulations or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

Section 4.07. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall (a) give proper notice of meetings of shareholders and the Board of Directors, (b) see that the minute books, share records, and other nonfinancial books, records and papers of the Corporation are kept properly and (c) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall keep the seal of the Corporation, if any, and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by the Secretary’s signature. The Secretary shall have such further powers and perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section. 4.08. Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation and shall keep accurate accounts of all monies of the Corporation received or disbursed. The Treasurer shall deposit all monies, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall from time to time designate. The Treasurer shall have power to endorse, for deposit, all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor. The Treasurer shall render to the President and the Board of Directors, whenever required or desirable, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.09. Assistant Secretaries and Assistant Treasurers. Each Assistant Secretary and each Assistant Treasurer, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

Section 4.10. Compensation. The officers of this Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

Section 4.11. Authority to Execute Agreements. The Chairman of the Board, if any, President, Vice Presidents and Secretary, and any one of them, are hereby authorized to execute or cause to be executed in the name and on behalf of this Corporation, all contracts, agreements, deeds, mortgages, bonds, options, leases, lease and other guarantees of the obligations of others, including subsidiary corporations and customers, share transfer documents, and such other instruments as may be necessary or desirable in the conduct of the business of the Corporation; and said officers are further authorized to sign and affix, or cause to be signed and affixed, the seal of the Corporation on any instrument requiring the same, which seal shall be attested by the signature of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer. Except as may be limited in a resolution or resolutions of the Board of Directors, in causing any of said documents to be executed in the name and on behalf of the Corporation, any of said officers shall have the authority to designate employees of the Corporation or any of its affiliates to have the power and authority to sign such documents in the name and on behalf of the Corporation as determined by the officer making such designation.

ARTICLE V.

INDEMNIFICATION AND INSURANCE

Section 5.01. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 5.02. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of (i) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Section 5.03. Indemnification as Matter of Right. To the extent that a person entitled to indemnification has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 5.01 and 5.02 of this Article V, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination of Conduct. Any indemnification under Sections 5.01 and 5.02 of this Article V, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02 of this Article V. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; (c) by the shareholders; or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 5.04(a) or by independent legal counsel under Section 5.04(b) of this Article V shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 5.02 of this Article V, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 5.05. Mandatory Advance Payment of Expenses. Unless at the time of a director’s act or omission that is the subject of an action, suit or proceeding referred to in Sections 5.01 and 5.02 of this Article V, the Articles of Incorporation or the Code of Regulations of the Corporation state that the provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation and unless the only liability asserted against the director in an action, suit or proceeding referred to in Sections 5.01 and 5.02 of this Article V is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys’ fees, incurred by a director, trustee, officer, employee, or agent in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the director, trustee, officer, employee, or agent in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless regard for the best interests of the Corporation; and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

Section 5.06. Permissive Advance Payment of Expenses. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Sections 5.01 and 5.02 of this Article V, may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

Section 5.07. Nonexclusivity. The indemnification provided by this Article V shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.08. Liability Insurance. The Corporation may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V or of Chapter 1701 of the Ohio Revised Code.

Section 5.09. No Obligation of Repayment. The authority of the Corporation to indemnify persons pursuant to Sections 5.01 and 5.02 of this Article V does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5.05, 5.06, 5.07 and 5.08 of this Article. Sections 5.01 and 5.02 of this Article V do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5.05, 5.06, 5.07 and 5.08 of this Article.

Section 5.10. Elimination or Impairment of Indemnification Rights. No amendment, termination or repeal of this Article V, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect or impair in any way the rights of any current or former director, trustee, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise to indemnification pursuant to these provisions with respect to any action, suit or proceeding arising out of, or relating to, any actions, omissions, transactions or facts occurring prior to the final adoption of such amendment, modification, termination or repeal.

ARTICLE VI.

SHARES AND THEIR TRANSFER

Section 6.01. Certificates for Shares; Uncertificated Shares. Certificates for shares may be, but are not required to be, issued to each holder of shares in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. Such signatures may be by facsimile. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information that would be required to be set forth or stated on a share certificate in accordance with applicable law. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law.

Section 6.03. Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name shares are registered on the books of the Corporation. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 6.04. Loss of Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed, stolen or lost. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

ARTICLE VII.

DIVIDENDS

Section 7.01. Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may at any regular or special meeting, declare dividends upon the shares of the Corporation subject to the provisions of Section 1701.33 of the Ohio Revised Code or any similar statute which may hereafter be enacted and any other applicable provisions of law. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

ARTICLE VIII.

FISCAL YEAR

Section 8.01. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE IX.

AMENDMENTS

Section 9.01. This Code of Regulations may be amended, or new regulations may be adopted, at any meeting of the Board of Directors, by the affirmative vote of a majority of the Directors present at such meeting (provided a quorum is present at such meeting), or without a meeting by the written consent of all of the Directors.

ARTICLE X

LAW

Section 10.01. If any provision of the Code of Regulations is or becomes inconsistent with any provision of the Articles of Incorporation, the ORC any other applicable law, the provision of the Code of Regulations shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the ORC referred to above are modified or superceded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superceded. Except as otherwise stated herein or in the Articles of Incorporation, this Corporation, together with its Board of Directors and Officers, shall have all of the rights, powers, duties and responsibilities set forth in the ORC.

ARTICLE XI.

SEAL

Section 11.01. The Board of Directors may provide a corporate seal, but whether or not such seal is provided, its use shall not be required in order to validate any act or instrument.

Date of Adoption: August 27 ,2012